FOR IMMEDIATE RELEASE

Savient Receives Nasdaq Delisting Notice Related to Late Form 10-Q

EAST BRUNSWICK, N.J. – August 19, 2005 – Savient Pharmaceuticals, Inc. (NASDAQ: SVNT), an emerging specialty pharmaceutical company engaged in developing, manufacturing and marketing pharmaceutical products that address unmet medical needs in niche and broader markets, announced that it has received a Nasdaq staff determination letter stating that the Company is not in compliance with Nasdaq Marketplace Rule 4310(c)(14) because the Company has not timely filed its Quarterly Report on Form 10-Q for the period ended June 30, 2005, and that the Company’s common stock is, therefore, subject to delisting from The Nasdaq Stock Market. As a result, an “E” will be added to the trading symbol for the Company’s common stock, which will begin trading under the symbol “SVNTE” effective at the opening of business on August 19, 2005.

The Company intends to request a hearing before a Nasdaq Listing Qualifications Panel to review the staff determination and to request that the Company’s listing be continued while the Company completes the work necessary to comply with the listing requirement. The Company expects that its common stock will remain listed on The Nasdaq Stock Market pending the outcome of the Nasdaq Listing Qualifications Panel’s decision. However, the Company cannot provide any assurance that the Nasdaq Listing Qualifications Panel will grant its request for continued listing on The Nasdaq Stock Market.

As previously announced, in connection with the Company’s announcement of its financial results for the quarter ended June 30, 2005, the Company determined that it had made an error in recording its reserve for returns in the first quarter of 2005. The Company determines its reserves for sales returns based, in part, on notifications received from customers advising the Company through its third-party fulfillment center of their intent to return product. The Company subsequently determined that certain of those reported returns were in error in that actual units of product returned were significantly less than the amounts originally expected to be returned. This occurred in part because the customer’s request was not fully understood by the returned goods coordinator at the third-party fulfillment center.

The Company is continuing to evaluate the nature and extent of the errors described above. As promptly as practicable following the completion of this evaluation, the Company intends to file its Quarterly Report on Form 10-Q for the period ended June 30, 2005 and such amendments to any prior filing that the Company determines are necessary and to fully comply with all other requirements for continued listing on The Nasdaq Stock Market.

About Savient Pharmaceuticals, Inc.

Based in East Brunswick, New Jersey, Savient Pharmaceuticals, Inc. is a specialty pharmaceutical company dedicated to developing, manufacturing and marketing novel therapeutic products that address unmet medical needs. The Company’s lead product development candidate, Puricase(R), for the treatment of refractory gout has reported positive Phase 1 and 2 clinical data. Savient’s experienced management team is committed to advancing its pipeline and expanding its product portfolio by in-licensing late stage compounds and exploring co-promotion and co-development opportunities that fit the Company’s expertise in specialty pharmaceuticals and initial focus in rheumatology. The Company’s operations also include a wholly-owned U.K. subsidiary, Rosemont Pharmaceuticals Ltd., which develops, manufactures and markets liquid formulations of prescription pharmaceutical products. Rosemont’s product portfolio includes over 90 liquid formulations primarily targeting the geriatric population. Puricase is a registered trademark of Mountain View Pharmaceuticals, Inc. Further information on the Company can be accessed by visiting www.savientpharma.com (http://www.savientpharma.com/).

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this report regarding the Company’s strategy, expected future financial position, discovery and development of products, strategic alliances, competitive position, plans and objectives of management are forward-looking statements. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “will” and other similar expressions help identify forward-looking statements, although not all forward-looking statements contain these identifying words. In particular, the statements as to the possible outcome of the Company’s request for continued listing on The Nasdaq Stock Market, the timing of the filing of the Company’s June 30, 2005 Form 10-Q, whether any amendments to any prior filing are necessary, and the timing of the filing of any such amendments are forward-looking statements. These forward-looking statements involve substantial risks and uncertainties and are based on current expectations, assumptions, estimates and projections about the Company’s business and the biopharmaceutical and specialty pharmaceutical industries in which the Company operates. Such risks and uncertainties include, but are not limited to, delisting of the Company’s common stock from The Nasdaq Stock Market, delay or failure in developing Prosaptide, Puricase and other product candidates; difficulties of expanding the Company’s product portfolio through in-licensing; introduction of generic competition for Oxandrin; fluctuations in buying patterns of wholesalers; potential future returns of Oxandrin or other products; our continuing to incur substantial net losses for the foreseeable future; difficulties in obtaining financing; potential development of alternative technologies or more effective products by competitors; reliance on third-parties to manufacture, market and distribute many of the Company’s products; economic, political and other risks associated with foreign operations; risks of maintaining protection for the Company’s intellectual property; risks of an adverse determination in on-going or future intellectual property litigation; and risks associated with stringent government regulation of the biopharmaceutical and specialty pharmaceutical industries. The Company may not actually achieve the plans, intentions or expectations disclosed in its forward-looking statements, and you should not place undue reliance on the Company’s forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that the Company makes. The Company’s forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments that the Company may make. The Company does not assume any obligation to update any forward-looking statements.

CONTACT: Savient Pharmaceuticals, Inc.
Jenene Thomas, 732-565-4716
jdthomas@savientpharma.com
or
Investors/Media:
The Ruth Group
Francesca DeMartino, 646-536-7024
fdemartino@theruthgroup.com
or
Janine McCargo, 646-536-7033
jmccargo@theruthgroup.com